Exhibit 10.3
RCN CORPORATION
AMENDMENT TO THE AMENDED AND RESTATED
CHANGE OF CONTROL SEVERANCE PLAN
Pursuant to the powers reserved by RCN Corporation (“RCN”) in Section 7 of the Amended and Restated Change of Control Severance Plan (the “Plan”), effective as of the date set forth below, RCN hereby amends the Plan as follows:
1. Section 4 of the Plan is hereby amended by the addition of the following new Subsection (i):
"(i) Release. Notwithstanding anything to the contrary contained in this Plan, payment of any amounts due under Section 4.a. shall be made on the 60th day following the Termination Date, provided that no amounts shall be payable to the Participant unless, (1) on or prior to the 52nd day following the Termination Date, the Participant shall have executed a Release and (2) such Release shall become effective and irrevocable on or prior to the 59th day following the Termination Date.”
IN WITNESS WHEREOF, this instrument has been executed on this 22nd day of July, 2010.
RCN CORPORATION
By: /s/ Peter D. Aquino
Name: Peter D. Aquino
Title: President and Chief Executive Officer